EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Crixus BH3 Acquisition Company (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2023, as filed with the Securities and Exchange Commission (the “Report”), each of, Daniel Lebensohn, Co-Chief Executive Officer of the Company, and Gregory Freedman, Co-Chief Executive Officer and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Dated: May 15, 2023

/s/ Daniel Lebensohn
Daniel Lebensohn
Co-Chief Executive Officer
(Co-Principal Executive Officer)

/s/ Gregory Freedman
Gregory Freedman
Co-Chief Executive Officer and Chief Financial Officer
(Co-Principal Executive Officer)